Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference of our reports dated October 25, 2001 on our audits of the financial statements and financial highlights of the Leuthold Core Investment Fund, the Grizzly Short Fund, and the Leuthold Select Industries Fund (the portfolios constituting the Leuthold Funds, Inc.), and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 9.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
January 29, 2002